UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2300 Yonge Street, Suite 1710, Toronto, Ontario, Canada	M4P 1E4
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 11, 2009, API Nanotronics Corp. (“API”) entered into an Agreement, General Release and Confidentiality Statement (the “Agreement”) with Thomas Mills, Sr., its former President and Chief Operating Officer who resigned effective March 19, 2009 (the “Separation Date”). The Agreement provides that API will pay to Mr. Mills or for his benefit (i) his salary as of the Separation Date, for a period of fifty-two (52) weeks, which is equal to a total of $124,820, (ii) a monthly car lease of $652 for 12 months, (iii) the cost of maintaining Mr. Mills’ medical and dental insurance at the same level as existed at the Separation Date for a period of 12 months, unless during such period Mr. Mills is eligible for coverage under another group health plan, (iv) the cost of continuation of Mr. Mills’ coverage under API’s short and long term disability, group life insurance, accidental death and dismemberment plans for a period of 12 months, and (v) $35,000 in satisfaction of other claims. The Agreement also contains a standard confidentiality agreement, one-year non-solicitation and non-competition agreements and a mutual release.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title
10.1	Agreement, General Release and Confidentiality Statement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2009	API NANOTRONICS CORP.

	By:	/s/ Claudio Mannarino
Claudio Mannarino Chief Financial Officer and Vice President of Finance

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